UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2019

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2450 N St NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     202-295-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  . ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As noted below under Item 5.07, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Cogent Communications Holdings, Inc. (the “Company”) held on May 1, 2019, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2017 Incentive Award Plan (the “Plan”) to increase the number of shares available for issuance by 1.2 million shares.

A more detailed description of the material terms of the Plan, as amended by the Amendment, was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 15, 2019 (the “Proxy Statement”).  The foregoing and the summary in the Proxy Statement are not complete summaries of the terms of the Plan and the Amendment and are qualified by reference to the text of the Plan and the Amendment, which are included as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Following the annual meeting, and with effect from May 1, 2019, the board of directors made changes to the membership of committees of the board, as follows:

The Nominating and Governance Committee now consists of Messrs. Steven D. Brooks (chair), Marc Montagner and Lewis H. Ferguson, III.

The Compensation Committee now consists of Messrs. D. Blake Bath (chair), Richard T. Liebhaber and Timothy Weingarten.

Also on May 1, 2019, Robert N. Beury, Jr., Chief Legal Officer of the Company, informed the board of directors of his decision to retire in 2019. To facilitate an orderly transaction, on May 1, 2019, the Company announced that John Chang was appointed as Chief Legal Officer and that Mr. Beury will assume the role of Counsel, effective immediately.

Item 5.07                                           Submission of Matters to a Vote of Security Holders

On May 1, 2019, the Company held its Annual Meeting at 2450 N Street NW, Washington, DC 20037.  Out of 46,403,048 shares outstanding and authorized to vote at the Annual Meeting as of the record date of March 8, 2019, proxies representing 43,846,756 shares, or more than 94.4% of outstanding shares, were voted.

Under the first proposal, each of the following nominees were elected to the Company’s Board of Directors other than Steven D. Brooks (who remains a director), each to hold office until his successor is elected and qualified, with the following voting results:

David Schaeffer:	FOR: 31,382,866;	WITHHELD: 9,899,236
D. Blake Bath:	FOR: 27,982,215;	WITHHELD: 13,299,887
Steven D. Brooks:	FOR: 18,900,082;	WITHHELD: 22,382,020
Lewis H. Ferguson, III:	FOR: 39,986,089;	WITHHELD: 1,296,013
Richard T. Liebhaber:	FOR: 27,981,230;	WITHHELD: 13,300,872
Marc Montagner:	FOR: 21,524,770;	WITHHELD: 19,757,332
Timothy Weingarten:	FOR: 27,981,326;	WITHHELD: 13,300,776

Broker non-votes for the first proposal were 2,564,654 shares.

Stockholders approved the second proposal, ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019.  The vote on this second proposal was as follows:  FOR:  43,465,179; AGAINST:  366,240; ABSTAIN:  15,337.  Broker non-votes for this second proposal were zero (0) shares.

Stockholders approved the third proposal, the Amendment to the Plan to increase the number of shares available for issuance by 1.2 million shares.   The vote on this third proposal was as follows:  FOR:  30,185,640; AGAINST:  11,083,973; ABSTAIN:  12,489.  Broker non-votes for this third proposal were 2,564,654 shares.

Stockholders approved the fourth proposal, an advisory vote to approve named executive officer compensation.  The vote on this fourth proposal was as follows:  FOR:  24,140,810; AGAINST: 17,113,819; ABSTAIN: 27,473.  Broker non-votes for this fourth proposal were 2,564,654 shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1

Cogent Communications Holdings, Inc. 2017 Incentive Award Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed March 15, 2019 (File No. 000-51829)).

10.2

First Amendment to Cogent Communications Holdings, Inc. 2017 Incentive Award Plan (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement on Schedule 14A filed March 15, 2019 (File No. 000-51829)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

May 1, 2019	By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer